                                                                   Exhibit 99.10

                            IMPORTANT TAX INFORMATION

                  Under United States federal income tax law, the distribution by us of (i) the right to put our debt securities to us at the principal amount of such debt securities as payment for the subscription price of the rights (i.e., the Put Rights) and (ii) dividend payments and other distributions that may be made by us on shares of our common stock issued upon the exercise of rights may be subject to backup withholding and information reporting. Stockholders receiving such distributions and each rights holder who either exercises or sells rights are required to provide the Subscription Agent (as our agent) with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If such stockholder is an individual, the TIN is his or her social security number. If the Subscription Agent is not provided with a correct TIN, then the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS").

                   Exempt stockholders and rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders, other than foreign persons, should furnish their TIN, write "Exempt" in Part 2 of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the Subscription Agent. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

                  If backup withholding applies, we or our Subscription Agent, as the case may be, will be required to withhold 30% of any "reportable payments" made to the stockholder or rights holder. Backup withholding is not an additional tax. Rather, the tax liability of person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

PURPOSE OF SUBSTITUTE FORM W-9

                  Use Substitute Form W-9 to give your correct TIN to the payer (the person requesting your TIN) and, when applicable, (1) to certify that the TIN you are using is correct (or that you are waiting for a TIN to be issued),
(2) to certify that you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. To prevent backup withholding, a stockholder or rights holder is required to notify the Subscription Agent of such holder's correct TIN by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN). Each stockholder or rights holder must sign and date the Substitute Form W-9 in the space indicated.

WHAT IS BACKUP WITHHOLDING?

                  In general, we are required to withhold and pay to the IRS 30% of all "reportable payments" made to stockholders or rights holders if any such holder fails to provide us or our paying agent with a correct TIN or fails to report all taxable interest and dividend income on his or her tax return, or if the IRS notifies us that such holder is subject to backup withholding. This is called "backup withholding." If you give the payer your correct TIN, make proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Certain payees are exempt from backup withholding and information reporting. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT?

         Each stockholder or rights holder is required to give the Subscription Agent such holder's Social Security Number or Employer Identification Number of the record owner of the common stock or rights. If the common stock or rights are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidelines on which number to report. If the stockholder or rights holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should check the box in Part 1(b), sign and date the Substitute Form W-9, and sign the attached "Certificate of Awaiting Taxpayer Identification Number." If the box in Part 1(b) is checked, the Subscription Agent will withhold at a rate equal to 30% on "reportable payments" made to the stockholder or rights holder, but such withholdings will be refunded if such holder provides a TIN within 60 days.
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                             PAYER'S NAME: [_______]

SUBSTITUTE                        Name       _________________________________________________________________

FORM W-9                          Address    _________________________________________________________________
                                                                    (Number and Street)
                                             _________________________________________________________________
DEPARTMENT OF THE TREASURY                   (State)                     (City)                     (Zip code)
INTERNAL REVENUE SERVICE
                                                                                  TIN ___________________________
                                  PART 1(a) - PLEASE PROVIDE YOUR TIN IN THE          (Social Security Number or
                                  BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING    Employer Identification Number)
PAYER'S REQUEST FOR TAXPAYER'S    BELOW.
IDENTIFICATION NUMBER (TIN)

                                  PART 1(b) - PLEASE CHECK THE BOX AT RIGHT IF YOU HAVE APPLIED FOR, AND ARE
                                  AWAITING RECEIPT OF, YOUR TIN. [ ]

                                  PART 2 - FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING PLEASE WRITE "EXEMPT" HERE
                                  (SEE INSTRUCTIONS)._______________________________

                                  PART 3 - CERTIFICATION - UNDER PENALTIES OF PERJURY, I CERTIFY THAT (X) the
                                  number shown on this form is my correct TIN (or I am waiting for a number to be issued to me) and (Y) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
                                  Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (Z) I am a U.S. person
                                  (including a U.S. resident alien).

       SIGN HERE >                SIGNATURE _______________________________   DATE    ______________________________

         CERTIFICATION INSTRUCTIONS - You must cross out Item (Y) of Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (Y).

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART 1(b) OF THE SUBSTITUTE FORM W-9 INDICATING YOU HAVE APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payer by the time of payment, backup withholding at the rate of 30% will be withheld on all reportable payments made to me.

____________________________________        ____________________________________
               Signature                                    Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT A RATE EQUAL TO 30% ON ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                   GIVE THE                                                       GIVE THE EMPLOYER
                                   SOCIAL SECURITY                                                IDENTIFICATION
    FOR THIS TYPE OF ACCOUNT:      NUMBER OF -                  FOR THIS TYPE OF ACCOUNT:         NUMBER OF -
    -------------------------      ---------------              -------------------------         -----------------
1.  An individual's account        The individual               8.  Sole proprietorship           The owner (4)
                                                                    account

2.  Two or more individuals        The actual owner of          9.  A valid trust, estate, or     Legal entity (do not
    (joint account)                the amount or, if                pension trust                 furnish the identifying
                                   combined funds, the                                            number of the personal
                                   first individual on                                            representative or trustee
                                   the account (1)                                                unless the legal entity
                                                                                                  itself is not designated in
                                                                                                  the account title.) (5)
3.  Husband and wife (joint        The actual owner of
    account)                       the account or, if
                                   joint funds, either
                                   person (1)

4.  Custodian account of a         The minor (2)                10. Corporate account             The corporation
    minor (Uniform Gift to
    Minors Act)

5.  Adult and minor (joint         The adult or, if the         11. Religious, charitable, or     The organization
    account)                       minor is the only                educational organization
                                   contributor, the minor           account
                                   (1)

                                                                12. Partnership account held      The partnership
                                                                    in the name of the
                                                                    business

6.  Account in the name of         The ward, minor, or          13. Association, club, or         The organization
    guardian or committee for      incompetent person (3)           other tax-exempt
    a designated ward, minor,                                       organization
    or incompetent person.

7.  a. The usual revocable         The grantor trustee (1)      14. A broker or registered        The broker or nominee
       savings trust account                                        nominee
       (grantor is also
       trustee)

    b. So-called trust account     The actual owner (1)         15. Account with the              The public entity
       that is not a legal or                                       Department of Agriculture
       valid trust under State                                      in the name of a public
       law                                                          entity (such as a State
                                                                    or local government,
                                                                    school district, or
                                                                    prison) that receives
                                                                    agricultural program
                                                                    payments

     (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

     (2) Circle the minor's name and furnish the minor's social security number.

     (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

     (4) Show the name of the owner. You may also enter your business name. You may use either your social security number or employer identification number.

     (5) List first and circle the name of the legal trust, estate, or pension trust.

     NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

     - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an IRA, or a custodial account under section 403(b)(7) of the Code.

     -    The United States or any agency or instrumentality thereof.

     - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     - An international organization or any agency, or instrumentality thereof.

Payees that may be exempt from backup withholding include the following:

     -    A corporation.

     -    A financial institution.

     - A dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

     -    A real estate investment trust.

     - A common trust fund operated by a bank under section 584(a) of the Code.

     - An entity registered at all times under the Investment Company Act of 1940.

     -    A foreign central bank of issue.

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

     - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

     - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

     - Payments of patronage dividends where the amount received is not paid in money.

     -    Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

     - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

     - Payments described in section 6049(b)(5) of the Code to nonresident aliens.

     -    Payments on tax-free covenant bonds under section 1451 of the Code.

     -    Payments made by certain foreign organizations.
          Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

IF YOU ARE AN EXEMPT PAYEE, FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE.

   Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. -- Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, States, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.